UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007 (May 11, 2007)
WQN, INC.
(Name of Registrant)

Delaware	000-27751	75-2838415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 11, 2007, WQN, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with CleverByte, Inc., an association incorporated under the laws of the State of Queensland, Australia (“CleverByte”) pursuant to which the Company agreed to acquire all of CleverByte’s assets, intellectual property, products, services, and general intangibles related to the software program “My Nabyoo.” As consideration for acquiring these assets, the Company agreed to pay to CleverByte $700,000.00, in the form of an issuance of 2,692,308 shares of the Company’s unregistered and restricted common stock, par value $0.01 per share.
     In connection, with the Purchase Agreement, the Company entered into an employment agreement with Russell Spiesser on May 11, 2007 (the “Employment Agreement”), pursuant to which Mr. Spiesser will has agreed to become the Company’s Chief Technology Officer.
     On May 17, 2007 the Company completed the acquisition of the Assets pursuant to the Purchase Agreement and issued the Shares.
     Unrelated to the Purchase Agreement, CleverByte owes the Company’s Chief Executive Officer, B. Michael Adler, $350,000 pursuant to a promissory note that has a maturity date of November 15, 2009, with interest at 6% per annum.
     A copy of the Purchase Agreement is attached hereto as Exhibit 10.1, and a copy of the Employment Agreement is attached hereto as Exhibit 10.2. The following is a summary of the material terms of each of the Purchase Agreement and Employment Agreement, and is qualified in its entirety to reference to the Purchase Agreement and Employment Agreement attached hereto.
Purchase Agreement
     Pursuant to the terms of the Purchase Agreement the Company acquired all of CleverByte’s right, title and interest in all source and object code versions of the My Nabyoo software, the content of the website www.mynabyoo.com, any code, modules, libraries, routines, functions, applications, databases, interfaces, filters, and components included or related to any of the foregoing, the Uniform Resource Locator on the world wide web for My Nabyoo, and all assets of CleverByte that relate to the foregoing (the “Assets”). In consideration for the Assets, the Company agreed that at closing it would issue to the Company 2,692,308 shares of the Company’s unregistered and restricted common stock, par value $0.01 per share (the “Shares”), with an agreed upon total value of $700,000.00.
     The transactions contemplated by the Purchase Agreement were closed on May 17, 2007, and the closing of the transactions were conditioned upon (i) the Company receiving a written opinion supporting the fairness of the transaction, and (ii) the approval of the board of directors of the Company. By agreement of the parties to extent the closing date, the transactions contemplated by the Purchase Agreement closed on May 17, 2007.
     The Purchase Agreement contains standard representations, warranties and covenants of both parties, including a representation by CleverByte that all of its rights in the intellectual property the Company is acquiring are valid and enforceable. CleverByte has agreed that, for a period of three years after the closing of the transactions contemplated by the Purchase Agreement, it will not compete with the Company, or solicit or influence any employee, vendor or customer of the Company. In addition, CleverByte has agreed that it will not, for a period of two years, contact, for the purpose of soliciting the sale of any product or service that competes with the Buyer, any individual, business, corporation or other entity that has utilized or will utilize in the next three years any of the intellectual property rights associated with the assets the Company is acquiring under the Purchase Agreement.
Employment Agreement
     Pursuant to the terms of the Employment Agreement, the Company has agreed to hire Mr. Spiesser as the Company’s Chief Technology Officer. The term of the Employment Agreement is for one year, commencing on May 11, 2007, provided that the term of the agreement shall automatically extend for successive one year periods unless either party gives sixty days written notice of its intent to terminate the Employment Agreement. Under the Employment Agreement the Company will pay Mr. Spiesser $7,000 a month as base salary. Mr. Spiesser is eligible for a $25,000 bonus for each $1,000,000 (up to $5,000,000) of annual gross sales generated by the Company as a result of the “My Nabyoo” software, and a $50,000 bonus for each $1,000,000 in such annual gross sales in excess of $5,000,000 (up to $10,000,000).
Item 2.01 Completion of Acquisition or Disposition of Assets
     On May 17, 2007, the Company completed the transactions contemplated by the Purchase Agreement. To the extent applicable, the information provided under Item 1.01 above is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
     To the extent applicable, the information provided under Item 1.01 above is incorporated herein by reference. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Russell Spiesser has been hired by the Company as its Chief Technology Officer. In 2001, Mr. Spiesser founded CleverByte, a company primarily focused on developing cutting edge software for companies around the globe. Over the next few years, CleverByte helped develop more than fifty projects. In 2004, Mr. Spiesser realized a massive demand for protection of children and teenagers from the increasing dangers of the Internet. Later that year, he launched My Nabyoo, which aims to empower parents to protect their children. To the extent applicable, the information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     Financial Statements: The last financial statements the Company has filed with the Securities and Exchange Commission are the financial statements for the Company’s fiscal year ended December 31, 2005. The Company is currently working with its independent public accountants to bring it’s periodic reports current; however, until it completes this process it is unable to file financial statements with this Form 8-K related to the information disclosed under Item 2.01 above.

Exhibit 10.1	Asset Purchase Agreement dated May 11, 2007 by and between the Company and Cleverbyte Inc.

Exhibit 10.2	Employment Agreement dated May 11, 2007 by and between the Company and Russell Spiesser

     SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	WQN, INC.
	By:	/s/ B. Michael Adler
B. Michael Adler
Chief Executive Officer